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                                 EXHIBIT 3.05

ARTICLES OF AMENDMENT OF THE                     SUE ANNE GILROY
ARTICLES OF INCORPORATION                        SECRETARY OF STATE
     State Form 39333 )R7 / 4-95)                CORPORATIONS DIVISION
Approved by State Board of Accounts 1995         302 W. Washington St., Rm. E018

                                            Indianapolis, IN  46204
                                            Telephone: (317) 232-6576

                                            Indiana Code 23-1-38-1 et. seq.
                                            FILING FEE:  $30.00

INSTRUCTIONS:  Use 8 1/2" x 11" white paper for inserts.
               Present original and one copy to address in upper right hand corner of this form.
               Please TYPE or PRINT.

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                         ARTICLES OF AMENDMENT OF THE
                         ARTICLES OF INCORPORATION OF:
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Name of Corporation:
                          Consolidated Products, Inc.
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The undersigned officers of:
                          Consolidated Products, Inc.
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(hereinafter referred to as the Corporation) existing pursuant to the provisions of: (indicate appropriate act)
/ / Indiana Business Corporation Law    / / Indiana Professional Corporation Act
                                            of 1983
as amended (hereinafter referred to as the Act), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:
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                            ARTICLE I AMENDMENT(S)
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SECTION 1   The date of incorporation of the Corporation is:
                          December 15, 1976
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SECTION 2   The name of the Corporation following this amendment to the
            Articles of Incorporation is:
                          Consolidated Products, Inc.
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SECTION 3


The exact text of Article(s) V, SECTION 1 of the Articles of Incorporation is now as follows:

         SECTION 1.  NUMBER.

         A. The total number of shares which the Corporation has authority to issue is 50,000,000.

         B. The number of shares which the Corporation designates as having par value -- none.

         C. The number of shares which the Corporation designates as without par value is 50,000,000.




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SECTION 4   Date of each amendmenet's adoption:
                          October 29, 1997
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                 ARTICLE II   Manner of Adoption and Vote
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Strike inapplicable section:
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/ /  SECTION 1.  This amendment was adopted by the Board of Directors or incorporators and shareholder action was not required.
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/ /  SECTION 2.  The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by:

         A. Vote of such shareholders during a meeting called by the Board of Directors.
             The results of such vote is as follows:

              16,604,556   -  Shares entitled to vote.
              14,706,038   -  Number of shares represented at the meeting
              13,995,558   -  Shares voted in favor.
                 606,899   -  Shares voted against.

         B. Written consent executed on ______________ , 19__ and signed by all such shareholders.
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               ARTICLED III COMPLIANCE WITH LEGAL REQUIREMENTS
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The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

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I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 6th day of May, 1998.

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Signature of current officer            Printed name of officer

/s/ Mary H. Mueller                          Mary Hall Mueller
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Officer's title

     Vice President, General Counsel and Associate Secretary
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